Exhibit 99.1

Hyatt Completes Acquisition of Apple Leisure Group,

Creating Global Leader in Leisure and Luxury All-Inclusive Travel

Well Positioned to Capture Significant and Growing Leisure Travel Demand with Enhanced End-to-End Offerings and an Increasingly Diversified Portfolio

Reaffirms Expanded Asset Sale Commitment to Generate an Additional $2 Billion of Proceeds by End of 2024; Fully Completes Existing Commitment

CHICAGO (November 2, 2021) – Hyatt Hotels Corporation (NYSE: H) today announced that Hyatt has completed the previously announced acquisition of Apple Leisure Group® (ALG), a leading luxury resort-management services, travel and hospitality group, from affiliates of each of KKR and KSL Capital Partners, LLC.

Hyatt is doubling its global resorts footprint through the addition of ALG’s AMR™ Collection brand portfolio, which comprises approximately 100 hotels and resorts operating in 10 countries, as well as a pipeline of 24 executed deals in the Americas and Europe. As a result, Hyatt now offers one of the largest collections of luxury all-inclusive resorts in the world, including new destinations for Hyatt such as Acapulco, Curaçao, the Canary Islands, Menorca and St. Martin. Through this acquisition, Hyatt has added properties in 11 new European markets and expanded its European brand footprint by 60%, strengthening Hyatt’s growth potential in a critical region for global leisure travel demand.

In addition, Hyatt is offering even more options and experiences for its high-end guest and customer base and enhancing the end-to-end leisure travel experience through:

•	Unlimited Vacation Club® by AMR™ Collection, an exclusive membership club whose members enjoy preferred rates and other benefits at participating AMR™ Collection properties
•	ALG Vacations®, one of the largest packaged vacation providers and leisure travel distribution platforms in North America serving the United States, Mexico and the Caribbean
•	Amstar, a leading destination services management company
•	Trisept Solutions®, a unique leisure travel technology platform

Hyatt is determining ways in which the World of Hyatt loyalty program and ALG’s Unlimited Vacation Club® can bring added value and unique loyalty benefits to their respective member bases. Hyatt plans to integrate the AMR™ Collection into World of Hyatt in 2022 so that members can earn and redeem World of Hyatt points at more than 100 AMR™ Collection hotels and resorts.

“Hyatt’s acquisition of ALG represents a brand-defining moment in our more than 60-year history and builds on our legacy as a hospitality leader,” said Mark Hoplamazian, president and chief executive officer, Hyatt. “Hyatt and ALG have highly complementary brand portfolios and share a deep commitment to colleague and guest experiences focused on care. Having first entered the fast-growing luxury all-inclusive space in 2013, we are ideally positioned to capture the significant and rising demand for leisure travel and extend the world-class hospitality we provide to a wide range of new travelers. We are excited to welcome the ALG team to the Hyatt family, and look forward to working together to achieve new levels of growth and value creation for all stakeholders – including our shareholders, owners, customers, guests, members and colleagues.”

“Today marks the beginning of ALG’s next chapter, in which we will continue to build on the strong loyalty and reputation we have established through our luxury travel brands and services, now as part of Hyatt,” said Alejandro Reynal, chief executive officer and president, Apple Leisure Group. “We strongly believe we can achieve more together and are excited by the opportunities ahead for our expanded family, including our ALG team members, who are excited to join a larger global organization. With Hyatt’s added expertise, we expect to accelerate our expansion as we welcome more travelers and turn vacation dreams into life-long memories.”

ALG’s business will continue to be led by Alejandro Reynal and the current ALG leadership team. ALG will operate as a distinct business unit within Hyatt. Mr. Reynal has joined Hyatt’s executive leadership team and reports to Mr. Hoplamazian.

In September of 2021, Hyatt fulfilled its asset disposition commitment announced in 2019 of $1.5 billion resulting in a total of more than $3 billion of proceeds realized since its asset-disposition strategy was launched in 2017, at a combined multiple of over 17x EBITDA. Hyatt also reaffirms its commitment to generate an additional $2 billion in proceeds from asset dispositions by the end of 2024.

Advisors

In connection with the transaction, BDT & Company, LLC and J.P. Morgan served as financial advisors to Hyatt, and Latham & Watkins LLP acted as its legal advisor. PJT Partners served as financial advisor to ALG, and Simpson Thacher & Bartlett LLP acted as its legal advisor. Credit Suisse and Deutsche Bank Securities Inc. served as financial advisors to KKR and KSL Capital Partners.

The term “Hyatt” is used in this release for convenience to refer to Hyatt Hotels Corporation and/or one or more of its affiliates.

About Hyatt Hotels Corporation

Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company offering 20 premier brands. As of June 30, 2021, the Company’s portfolio included more than 1,000 hotel and all-inclusive properties in 68 countries across six continents. The Company’s purpose to care for people so they can be their best informs its business decisions and growth strategy and is intended to attract and retain top employees, build relationships with guests and create value for shareholders. The Company’s subsidiaries operate, manage, franchise, own, lease, develop, license, or provide services to hotels, resorts, branded residences, and vacation ownership properties, including under the Park Hyatt®, Miraval®, Grand Hyatt®, Alila®, Andaz®, The Unbound Collection by Hyatt®, Destination by Hyatt™, Hyatt Regency®, Hyatt®, Hyatt Ziva™, Hyatt Zilara™, Thompson Hotels®, Hyatt Centric®, Caption by Hyatt, JdV by Hyatt™, Hyatt House®, Hyatt Place®, tommie™, UrCove, and Hyatt Residence Club® brand names, and operates the World of Hyatt® loyalty program that provides distinct benefits and exclusive experiences to its valued members. For more information, please visit www.hyatt.com.

About Apple Leisure Group®

Apple Leisure Group® (ALG) is a leading North American resort brand-management, leisure travel and hospitality group with a unique business model serving travelers and destinations worldwide. ALG, through its group of affiliated companies, consistently delivers exceptional value to travelers and strong performance to resort owners and partners by strategically leveraging its portfolio of brands including: AMResorts LP, or one or more of its affiliates which collectively provide sales, marketing, and brand management services to resort and hotel brands under the AMR™ Collection including 5-star and 4-star luxury award-winning brands including Secrets® Resorts & Spas, Dreams® Resorts & Spas, Breathless® Resorts & Spas, Zoëtry® Wellness & Spa Resorts, Alua® Hotels & Resorts, and Sunscape® Resorts & Spas; ALG Vacations®, one of the largest sellers of vacation packages and charter flights in the U.S. for travel to Mexico and the Caribbean, with well-established brands: Apple Vacations®, Funjet Vacations®, Travel Impressions®, CheapCaribbean.com®, BeachBound®, Blue Sky Tours®, Southwest Vacations®, and United Vacations®; the exclusive membership program Unlimited Vacation Club®; best-in-class destination management services provided by Amstar DMC; and the innovative technology solutions provider Trisept Solutions®, connecting over 88,000 travel agents with leading travel suppliers. To learn more about the Apple Leisure Group advantage, visit www.appleleisuregroup.com.

Forward-Looking Statements

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about the Company’s acquisition of Apple Leisure Group, including expected financial and operational benefits resulting from the acquisition, guest and owner advantages arising from the acquisition, the amount and timing of future asset dispositions and projected sales multiples of such asset dispositions, the expected growth of global luxury travel and the Company’s system-wide leisure room revenue mix, the projected future fee based earnings of the combined company, expected benefits and added value from the World of Hyatt loyalty program and Apple Leisure Group’s membership offering, the Company’s plans, strategies, outlook, financial performance, projections, financing proposals, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, risks associated with the consummation of the acquisition of Apple Leisure Group, including the related incurrence of material additional indebtedness; the Company’s ability to successfully integrate Apple Leisure Group’s employees and operations into the Company; the ability to realize the anticipated benefits and synergies of the acquisition of Apple Leisure Group as rapidly or to the extent anticipated; the duration of the COVID-19 pandemic and the pace of recovery following the pandemic, any additional resurgence, or COVID-19 variants; the short and longer-term effects of the COVID-19 pandemic, including the demand for travel, transient and group business, and levels of consumer confidence; the impact of the COVID-19 pandemic, any additional resurgence, or COVID-19 variants, and the impact of actions that governments, businesses, and individuals take in response, on global and regional economies, travel limitations or bans, and economic activity, including the duration and magnitude of its impact on unemployment rates and consumer discretionary spending; the broad distribution and efficacy of COVID-19 vaccines and wide acceptance by the general population of such vaccines; the ability of third-party owners, franchisees, or hospitality venture partners to successfully navigate the impacts of the COVID-19 pandemic, any additional resurgence, or COVID-19 variants; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the rate and the pace of economic recovery following economic downturns; global supply chain constraints and interruptions; risks affecting the luxury, resort, and all-inclusive lodging segments; levels of spending in business, leisure, and all-inclusive segments as well as consumer confidence; declines in occupancy and average daily rate; limited visibility with respect to future bookings; loss of key personnel; domestic and international political and geo-political conditions, including political or civil unrest or changes in trade policy; hostilities, or fear of hostilities, including future terrorist attacks, that affect travel; travel-related accidents; natural or man-made disasters such as earthquakes, tsunamis, tornadoes, hurricanes, floods, wildfires, oil spills, nuclear incidents, and global outbreaks of pandemics or contagious diseases, such as the COVID-19 pandemic, or fear of such outbreaks; our ability to successfully achieve certain levels of operating profits at hotels that have performance tests or guarantees in favor of our third-party owners; the impact of hotel renovations and redevelopments; risks associated with our capital allocation plans, share repurchase program, and dividend payments, including a reduction in, or elimination or suspension of, repurchase activity or dividend payments; the seasonal and cyclical nature of the real estate and hospitality businesses; changes in distribution arrangements, such as through internet travel intermediaries; changes in the tastes and preferences of our customers; relationships with colleagues and labor unions and changes in labor laws; the financial condition of, and our relationships with, third-party property owners, franchisees, and hospitality venture partners; the possible inability of third-party owners, franchisees, or development partners to access capital necessary to fund current operations or implement our plans for growth; risks associated with potential acquisitions and dispositions and the introduction of new brand concepts; the timing of acquisitions and dispositions and our ability to successfully integrate completed acquisitions with existing operations; failure to successfully complete proposed transactions (including the failure to satisfy closing conditions or obtain required approvals); our ability to successfully execute on our strategy to expand our management and franchising business while at the same time reducing our real estate asset base within targeted timeframes and at expected values; declines in the value of our real estate assets; unforeseen terminations of our management or franchise agreements; changes in federal, state, local, or foreign tax law; increases in interest rates and operating costs; foreign exchange rate fluctuations or currency restructurings; lack of acceptance of new brands or innovation; general volatility of the capital markets and our ability to access such markets; changes in the competitive environment in our industry, including as a result of the COVID-19 pandemic, industry consolidation, and the markets where we operate; our ability to successfully grow the World of Hyatt loyalty program and Apple Leisure Group’s membership offering; cyber incidents and information technology failures; outcomes of legal or administrative proceedings; and violations of regulations or laws related to our franchising business; and other risks discussed in the Company’s filings with the SEC, including our annual report on Form 10-K and quarterly reports on Form 10-Q, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Media Contact:

Franziska Weber

+1 312 780 6106

franziska.weber@hyatt.com

Investor Contact:

Noah Hoppe

+1 312 780 5991

noah.hoppe@hyatt.com

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